Exhibit 10.1

Execution Version

SERVICES AGREEMENT

This SERVICES AGREEMENT (this “Agreement”) dated as of May 9, 2017 (the “Effective Date”), is entered into by and among Antero Midstream GP LP, a Delaware limited partnership (the “Partnership”), AMGP GP LLC, a Delaware limited liability company and the sole general partner of the Partnership (the “General Partner”), Antero IDR Holdings LLC, a Delaware limited liability company (“IDR LLC”), and Antero Resources Corporation, a Delaware corporation (“Antero”). The Partnership, the General Partner, IDR LLC and Antero may be referred to herein individually as a “Party” or collectively as the “Parties.”

RECITALS

WHEREAS, the Partnership and the other members of the Partnership Group (as defined below) desire that Antero perform the Services (as defined below); and

WHEREAS, the Parties desire to set forth their respective rights and responsibilities with respect to the provision of the Services.

NOW THEREFORE, in consideration of their mutual undertakings and agreements hereunder, the Parties undertake and agree as follows:

ARTICLE 1
PERFORMANCE OF SERVICES

1.1                               Agreement to Provide Services.  Antero hereby agrees to provide, or cause to be provided to, the General Partner, the Partnership and the subsidiaries of the Partnership (other than Antero Midstream Partners LP (“Antero Midstream”) and its subsidiaries and Antero Midstream Partners GP LLC, the sole general partner of Antero Midstream) (collectively, subject to such exclusions, the “Partnership Group”) with certain corporate, general and administrative services as set forth on Exhibit A hereto (collectively, the “Services”).  Antero shall provide, or cause to be provided to, the Partnership Group the Services in a manner consistent with the nature and quality of the services that Antero undertakes in the management of its own business and affairs.

ARTICLE 2
RELATIONSHIP OF ANTERO AND THE PARTNERSHIP GROUP

2.1                               Relationship of the Parties.  The parties acknowledge that the Services hereunder shall be performed by such personnel as Antero and the General Partner shall mutually agree from time to time (the “Services Personnel”).  Antero and the General Partner further agree that the Services Personnel shall, while performing the Services hereunder, work under the direction, supervision and control of the General Partner.  Subject to the foregoing, nothing hereunder shall be construed as creating any relationship between Antero, on the one hand, and any member of the Partnership Group, on the other hand, that constitutes a partnership, agency or fiduciary relationship, joint venture, limited liability company, association, or any other enterprise.

2.2                               The General Partner’s Right to Observe.  The General Partner shall at all times have the right to observe and consult with Antero in connection with Antero’s performance of its obligations under this Agreement. The General Partner shall comply with all reasonable requirements of Antero prior to such observation or consultation, including but not limited to safety requirements.

ARTICLE 3
SERVICES FEE AND BILLING PROCEDURES

3.1                               Services Fee.  Subject to and in accordance with the terms and provisions of this Article 3 and such reasonable allocation and other procedures as may be agreed upon by the Parties from time to time, the Partnership hereby agrees to pay Antero a fixed fee at the rate of $500,000 per complete year that this Agreement is in effect (the “Services Fee”), payable in equal monthly installments on or before the tenth (10th) business day of every month, commencing on the first month following the Effective Date.  The Services Fee is subject to adjustment on an annual basis, beginning on January 1, 2018, (a) by a percentage equal to the change in the Consumer Price Index over the previous 12 calendar months, (b) to reflect any increase in the cost of providing the Services to the Partnership Group due to changes in any law, rule or regulation applicable to the Partnership Group, including the rules of any exchange upon which the Partnership’s debt or equity is listed or traded or any law, rule or regulation regarding payroll taxes applicable to the Partnership Group (other than changes in any law, rule or regulation applicable to payroll taxes incurred by the Antero Group in connection with the grant of equity interests in the Partnership pursuant to the Antero Midstream GP LP Long-Term Incentive Plan (the “AMGP LTIP”)), or (c) to reflect any increase in the scope and extent of the Services; provided, however that the Services Fee shall not be decreased below the initial fee provided in this Agreement unless the type or extent of such Services materially decreases.  The Partnership shall also reimburse Antero and its Affiliates other than the Partnership Group (collectively, the “Antero Group”) for all other direct or allocated costs and expenses in excess of the Services Fee, in each case, to the extent that such costs and expenses are incurred by the Antero Group and are directly allocable to the provision of Services to the Partnership Group, including the following:

(a)                                 any payments or expenses incurred for insurance coverage, including allocable portions of premiums, and negotiated instruments (including surety bonds and performance bonds) provided by underwriters with respect to the assets or the business of the Partnership Group;

(b)                                 all expenses and expenditures incurred by the Partnership or the General Partner, if any, as a result of the Partnership becoming and continuing as a publicly traded entity, including but not limited to, costs associated with annual and quarterly reports, independent auditor fees, partnership governance and compliance, registrar and transfer agent fees, tax return preparation and related services, legal fees and independent director compensation; and

(c)                                  any taxes (other than payroll taxes incurred by the Antero Group and which are directly allocable to the provision of Services to the Partnership Group, unless such payroll taxes were incurred by the Antero Group in connection with the grant of any equity interests in the Partnership pursuant to the AMGP LTIP) or other direct operating expenses paid by the Antero Group for the benefit of the Partnership Group.

For purposes of this Agreement, “Affiliate” means, when used with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person. As used herein, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise, and the term “Person” means any natural person, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, joint stock company or governmental authority.

3.2                               Reimbursement Procedures.  The Partnership will reimburse Antero, or the members of the Antero Group providing the Services, as applicable (each a “Service Provider”), for costs and expenses billed  pursuant to Section 3.1 in excess of the Services Fee no later than the later of (a) the last day of the month following the performance month or (b) thirty (30) business days following the date of the Service Provider’s billing to the Partnership.  Billings and payments may be accomplished by inter-company accounting procedures and transfers. The General Partner shall have the right to review all source documentation concerning the liabilities, costs, and expenses allocated to the Partnership and/or the Partnership Group hereunder upon reasonable notice and during regular business hours.

ARTICLE 4
TERM AND TERMINATION

4.1                               Term.  Unless terminated earlier, this Agreement shall continue in effect until the twentieth (20th) anniversary of the date hereof and from year to year thereafter (with the initial term of this Agreement deemed extended for each of any such additional year) until such time as this Agreement is terminated, effective upon an anniversary of the execution of the Initial Services Agreement, by written notice from either Party to the other Party on or before the one hundred eightieth (180th) day prior to such anniversary.

4.2                               Termination.

(a)                                 Methods of Termination.  Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated at any time (1) by mutual written agreement of the Parties and (2) by the Partnership, in its sole discretion, effective upon delivery of written notice of such termination to Antero.

(b)                                 Effect of Termination.  Upon termination of this Agreement, all rights and obligations of the Parties under this Agreement shall terminate, provided, however, that such termination shall not affect or excuse the performance of any party under the provisions of Article 5 which provisions shall survive the termination of this Agreement indefinitely.

ARTICLE 5
INDEMNITY

5.1                               Indemnification Scope.  IT IS IN THE BEST INTERESTS OF THE PARTIES THAT CERTAIN RISKS RELATING TO THE MATTERS GOVERNED BY THIS AGREEMENT SHOULD BE IDENTIFIED AND ALLOCATED AS BETWEEN THEM. IT IS THEREFORE THE INTENT AND PURPOSE OF THIS AGREEMENT TO PROVIDE FOR THE INDEMNITIES SET FORTH HEREIN TO THE MAXIMUM EXTENT ALLOWED BY LAW. ALL PROVISIONS OF THIS ARTICLE SHALL BE DEEMED CONSPICUOUS WHETHER OR NOT CAPITALIZED OR OTHERWISE EMPHASIZED.

5.2                               Indemnified Persons.  Wherever the “Partnership” or “Antero” appears as an indemnitee in this Article, the term shall include that entity and its Affiliates, and the respective agents, officers, directors, employees, representatives and contractors and subcontractors of any tier of the foregoing entities involved in actions or duties to act on behalf of the indemnified Party.  These groups will be the “Partnership Indemnitees” or the “Antero Indemnitees” as applicable, provided, however, that for the avoidance of doubt, the Partnership Indemnitees shall not include any member of the Antero Group, and the Antero Indemnitees shall not include any member of the Partnership Group. “Third parties” shall not include any Partnership Indemnitees or Antero Indemnitees.

5.3                               Indemnifications.

(a)                                 THE PARTNERSHIP SHALL RELEASE, DEFEND, INDEMNIFY, AND HOLD HARMLESS THE ANTERO INDEMNITEES FROM AND AGAINST ANY AND ALL CLAIMS, CAUSES OF ACTION, DEMANDS, LIABILITIES, LOSSES, DAMAGES, FINES, PENALTIES, JUDGMENTS, EXPENSES AND COSTS, INCLUDING REASONABLE ATTORNEYS’ FEES AND COSTS OF INVESTIGATION AND DEFENSE (EACH, A “LIABILITY”) (INCLUDING, WITHOUT LIMITATION, ANY LIABILITY FOR (1) DAMAGE, LOSS OR DESTRUCTION OF THE ASSETS OR THE BUSINESS OF THE PARTNERSHIP GROUP, (2) BODILY INJURY, ILLNESS OR DEATH OF ANY PERSON, AND (3) LOSS OF OR DAMAGE TO EQUIPMENT OR PROPERTY OF ANY PERSON), IN EACH CASE, ARISING FROM OR RELATING TO THE PARTNERSHIP’S OR ANTERO’S PERFORMANCE OF THIS AGREEMENT, EXCEPT TO THE EXTENT SUCH LIABILITY IS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE ANTERO INDEMNITEES.

(b)                                 ANTERO SHALL RELEASE, DEFEND, INDEMNIFY, AND HOLD HARMLESS THE PARTNERSHIP INDEMNITEES FROM AND AGAINST ANY AND ALL LIABILITIES (INCLUDING, WITHOUT LIMITATION, ANY LIABILITY FOR (1) DAMAGE, LOSS OR DESTRUCTION OF THE ASSETS OR THE BUSINESS OF THE PARTNERSHIP GROUP, (2) BODILY INJURY, ILLNESS OR DEATH OF ANY PERSON AND (3) LOSS OF OR DAMAGE TO EQUIPMENT OR PROPERTY OF ANY PERSON), IN EACH CASE, ARISING FROM OR RELATING TO ANTERO’S PERFORMANCE UNDER THIS AGREEMENT TO THE EXTENT SUCH LIABILITY IS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE ANTERO INDEMNITEES.

5.4                               Damages Limitations.  Except as provided in this Section 5.4, any and all damages recovered by either Party pursuant to this Article 5 or pursuant to any other provision of or actions or omissions under this Agreement shall be limited to actual damages. CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION BUSINESS INTERRUPTIONS AND LOST PROFITS) AND EXEMPLARY AND PUNITIVE DAMAGES SHALL NOT BE RECOVERABLE UNDER ANY CIRCUMSTANCES EXCEPT TO THE EXTENT THOSE DAMAGES ARE INCLUDED IN THIRD PARTY CLAIMS FOR WHICH A PARTY HAS AGREED HEREIN TO INDEMNIFY THE OTHER PARTY. EACH PARTY ACKNOWLEDGES IT IS AWARE THAT IT HAS POTENTIALLY VARIABLE LEGAL RIGHTS UNDER COMMON LAW AND BY STATUTE TO RECOVER CONSEQUENTIAL, EXEMPLARY, AND PUNITIVE DAMAGES UNDER CERTAIN CIRCUMSTANCES, AND, EXCEPT AS PROVIDED IN THE PRECEDING SENTENCE WITH RESPECT TO THIRD PARTY CLAIMS, EACH PARTY NEVERTHELESS WAIVES, RELEASES, RELINQUISHES, AND SURRENDERS RIGHTS TO CONSEQUENTIAL PUNITIVE AND EXEMPLARY DAMAGES TO THE FULLEST EXTENT PERMITTED BY LAW WITH FULL KNOWLEDGE AND AWARENESS OF THE CONSEQUENCES OF THE WAIVER REGARDLESS OF THE NEGLIGENCE OR FAULT OF EITHER PARTY.

5.5                               Defense of Claims.  The indemnifying Party shall defend, at its sole expense, any claim, demand, loss, liability, damage, or other cause of action within the scope of the indemnifying Party’s indemnification obligations under this Agreement, provided that the indemnified Party notifies the indemnifying Party promptly in writing of any claim, loss, liability, damage, or cause of action against the indemnified Party and gives the indemnifying Party information and assistance at the reasonable expense of the indemnifying Party in defense of the matter. The indemnified Party may be represented by its own counsel (at the indemnified Party’s sole expense) and may participate in any proceeding relating to a claim, loss, liability, damage, or cause of action in which the indemnified Party or both Parties are defendants, provided, however, the indemnifying Party shall, at all times, control the defense and any appeal or settlement of any matter for which it has indemnification obligations under this Agreement so long as any such settlement includes an unconditional release of the indemnified Party from all liability arising out of such claim, demand, loss, liability, damage, or other cause of action and does not require any remediation or other action other than the payment of money which the indemnifying party will be responsible for hereunder and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of the indemnified Party.  Should the Parties both be named as defendants in any third-party claim or cause of action arising out of or relating to the Services, the Parties will cooperate with each other in the joint defense of their common interests to the extent permitted by law, and will enter into an agreement for joint defense of the action if the Parties mutually agree that the execution of the same would be beneficial.

ARTICLE 6
NOTICES

Either Party may give notices to the other Party by first class mail postage prepaid, by overnight delivery service, or by facsimile with receipt confirmed at the following addresses or other addresses furnished by a Party by written notice. Any telephone numbers below are solely for information and are not for Agreement notices.

If to the Partnership Group to:

Antero Midstream GP LP

1615 Wynkoop Street
Denver, Colorado 80202

Attn: Chief Financial Officer
Fax: (303) 357-7315

If to Antero to:

Antero Resources Corporation
1615 Wynkoop Street
Denver, Colorado 80202
Attn: Chief Financial Officer
Fax: (303) 357-7315

ARTICLE 7
GENERAL

7.1                               Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties named herein. No Party may assign or otherwise transfer either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties, which approval shall not be unreasonably withheld, conditioned or delayed.

7.2                               Governing Law.  This Agreement will be governed by and construed and enforced in accordance with the laws of the State of Colorado, excluding any choice of Law rules which may direct the application of the laws of another jurisdiction.

7.3                               Consent to Jurisdiction, Etc.; Waiver of Jury Trial.  Each of the Parties hereby irrevocably consents and agrees that any dispute arising out of or relating to this Agreement or any related document shall exclusively be brought in the courts of the State of Colorado, in Denver County or the federal courts located in the District of Colorado.  The Parties agree that, after such a dispute is before a court as specified in this Section 7.3 and during the pendency of such dispute before such court, all actions with respect to such dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court.  The Parties also agree that after such a dispute is before a court as specified in this Section 7.3, and during the pendency of such dispute before such court, each of the Parties hereby waives, and agrees not to assert, as a defense in any legal dispute, that it is not subject thereto or that such dispute may not be brought or is not maintainable in such court or that its property is exempt or immune from execution, that the dispute is brought in an inconvenient forum or that the venue of the dispute is improper.  Each Party agrees that a final judgment in any dispute described in this Section 7.3 after the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by laws.  THE PARTIES HEREBY WAIVE IRREVOCABLY ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY IN CONNECTION WITH THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY DOCUMENT CONTEMPLATED HEREIN OR OTHERWISE RELATED HERETO.

7.4                               Non-waiver of Future Default.  No waiver of any Party of any one or more defaults by the other in performance of any of the provisions of this Agreement shall operate or be construed as a waiver of any other existing or future default or defaults, whether of a like or different character.

7.5                               Audit and Maintenance of Records; Reporting.  Notwithstanding the payment by the Partnership of any charges, the General Partner shall have the right to review and contest the charges in accordance with this Section 7.5. For a period of two years from the end of any calendar year, the General Partner shall have the right, upon reasonable notice and at reasonable times, to inspect and audit all the records, books, reports, data and processes related to the Services performed by Antero to ensure Antero’s compliance with the terms of this Agreement.  If any information provided to or reviewed by the General Partner or its representatives pursuant to this Section 7.5 is confidential, the parties shall execute a mutually acceptable confidentiality agreement prior to such inspection or audit.

7.6                               Entire Agreement; Amendments and Schedules.  This Agreement shall be amended or waived only by an instrument in writing executed by both Parties. This Agreement constitutes the entire agreement of the Parties relating to the matters contained herein and therein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein and therein.

7.7                               Force Majeure.

(a)                                 If either Party is rendered unable, wholly or in part, by force majeure to carry out its obligations under this Agreement, other than to make payments due, the obligations of that Party, so far as they are affected by force majeure, will be suspended during the continuance of any inability so caused, but for no longer period. The Party whose performance is affected by force majeure will provide notice to the other Party, which notice may initially be oral, followed by a written notification, and will use commercially reasonable efforts to resolve the event of force majeure to the extent reasonably possible.

(b)                                 “Force majeure”  as used in this Agreement shall mean any cause or causes not reasonably within the control of the Party claiming suspension and which, by the exercise of reasonable diligence, such Party is unable to prevent or overcome, including acts of God, strikes, lockouts or other industrial disturbances, acts of the public enemy, acts of terror, sabotage, wars, blockades, military action, insurrections, riots, epidemics, landslides, subsidence, lightning, earthquakes, fires, storms or storm warnings, crevasses, floods, washouts, civil disturbances, explosions, breakage or accidents to wells, machinery, equipment or lines of pipe; freezing of wells, equipment on lines of pipe; the necessity for testing or making repairs or alterations to wells, machinery, equipment or lines of pipe, freezing of wells, equipment or lines of pipe; inability of any Party hereto to obtain, after the exercise of reasonable diligence, necessary materials, supplies or governmental approvals, and action or restraint by any Governmental Authority (so long as the Party claiming suspension has not applied for or assisted in the application for, and has opposed where and to the extent reasonable, such action or restraint, and as long as such action or restraint is not the result of a failure by the claiming Party to comply with any Applicable Law).  The settlement of strikes or lockouts will be entirely within the discretion of the Party having the difficulty, and settlement of strikes, lockouts, or other labor disturbances when that course is considered inadvisable is not required.

7.8                               Counterpart Execution.  This Agreement may be executed in one or more counterparts, including electronic, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

7.9                               Third Parties.  The provisions of this Agreement are enforceable solely by the Parties to this Agreement, and no third party shall have the right, separate and apart from the Parties to this Agreement, to enforce any provision of this Agreement or to compel any Party to this Agreement to comply with the terms of this Agreement.

7.10                        Severability.  If any provision of this Agreement shall be finally determined to be unenforceable, illegal or unlawful, such provision shall, so long as the economic and legal substance of the transactions contemplated hereby is not affected in any materially adverse manner as to any Party, be deemed severed from this Agreement and the remainder of this Agreement shall remain in full force and effect.

7.11                        Further Assurances. In connection with this Agreement and all transactions contemplated by this Agreement, each signatory party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.

[Signature page follows]

The Parties have caused this Agreement to be signed by their duly authorized representatives effective as of the date first written above.

ANTERO RESOURCES CORPORATION

By:	/s/ Alvyn A. Schopp
Name:	Alvyn A. Schopp
Title:	Chief Administrative Officer, Regional Senior Vice President

ANTERO MIDSTREAM GP LP

By: AMGP GP LLC, its general partner

By:	/s/ Michael N. Kennedy
Name:	Michael N. Kennedy
Title:	Chief Financial Officer and Senior Vice President—Finance

AMGP GP LLC

By:	/s/ Michael N. Kennedy
Name:	Michael N. Kennedy
Title:	Chief Financial Officer and Senior Vice President—Finance

ANTERO IDR HOLDINGS LLC

By:	/s/ Glen C. Warren, Jr.
Name:	Glen C. Warren, Jr.
Title:	President and Secretary

[Signature Page —Services Agreement]

Exhibit A

Services

(i)                                     Financial and administrative services (including, but not limited to, treasury, accounting, internal and external financial reporting, billing, corporate record keeping, cash management and banking, planning, budgeting, internal audit, risk management, financial planning & analysis, and other administrative functions)

(ii)                                  Information technology, telephone, office support and other technology services

(iii)                               Legal services

(iv)                              Human resources services

(v)                                 Payroll

(vi)                              Business development services

(vii)                           Investor relations, regulatory compliance and government relations

(viii)                        Tax matters

(ix)                              Insurance administration and claims processing

(x)                                 Overhead

(xi)                              Such other corporate, general and administrative services as may be agreed upon by Antero and the General Partner